UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): October 25, 2006 (July 14, 2006)

FEDERATED INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-14818	25-1111467
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Federated Investors Tower

Pittsburgh, Pennsylvania 15222-3779

(Address of principal executive offices, including zip code)

(412) 288-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On September 29, 2006, Federated Investors, Inc. (Federated) filed unaudited pro forma financial statements as required by Article 11 of Regulation S-X via Amendment No. 2 to the Current Report on Form 8-K dated July 20, 2006. In this Amendment No. 3 to the Current Report on Form 8-K dated July 20, 2006, Federated is filing revised unaudited pro forma financial statements which include the following corrections:

1.	The unaudited pro forma balance sheet as of March 31, 2006, is revised to reflect the allocation of purchase price to a deferred tax liability which results from certain differences in the tax and book bases of the intangible assets acquired and reverse a deferred tax asset reflected in the initial pro forma financial statement previously filed.

2.	The unaudited pro forma income statement for the year ended December 31, 2005, is revised to give effect to stock-based compensation as though Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” had been adopted on January 1, 2005. This adjustment is necessary to conform the accounting treatment for stock-based compensation across all periods presented in accordance with Article 11.

Item 9.01 Financial Statements and Exhibits.

(b)	Pro forma financial information.

(i)	The pro forma financial statements required pursuant to Article 11 of Regulation S-X are incorporated herein by reference to Exhibit 99.1, via Amendment No. 3 to the Registrant’s Current Report on Form 8-K dated July 20, 2006.

(1)	Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2006

(2)	Unaudited Pro Forma Consolidated Statement of Income for the Quarter Ended March 31, 2006

(3)	Unaudited Pro Forma Consolidated Statement of Income for the Year Ended December 31, 2005

(4)	Notes to Unaudited Pro Forma Consolidated Financial Statements

(d)	Exhibits.

The following exhibit is filed herewith:

99.1 Unaudited Pro Forma Consolidated Financial Statements (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED INVESTORS, INC.
(REGISTRANT)

Dated: October 25, 2006	By:	/s/ Denis McAuley III
Denis McAuley III
Vice President and Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Unaudited Pro Forma Consolidated Financial Statements